Exhibit 10.42

ECHOSTAR CORPORATION
EMPLOYEE STOCK OPTION AGREEMENT

This Stock Option Agreement (the “Agreement”) is entered into effective as of [Grant Date] (the “Grant Date”), by and between EchoStar Corporation, a Nevada corporation (the “Company”), and [Participant Name] (“Employee”).

RECITAL

WHEREAS, the Company, pursuant to its 2008 Stock Incentive Plan (the “Plan”) desires to grant this stock option to Employee, and Employee desires to accept such stock option, each under the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.                                            Grant of Option

The Company hereby grants to Employee, as of the Grant Date, the right and option (hereinafter called the “Option”) to purchase all or any part of an aggregate of [Number of Options Granted] shares of the Class A Common Stock of the Company, par value $0.001 per share (the “Common Shares”), at the price of $[Grant Price] per share (the “Option Price”), on the terms and conditions set forth in this Agreement, which price was equal to or greater than the fair market value of a Common Share on the Grant Date (or the last trading day prior to the Grant Date, if the Grant Date was not a trading day). The Option Price is subject to adjustment as provided in this Agreement and the Plan. [The Option is intended to be an incentive stock option (an “ISO”) within the meaning of the Internal Revenue Code of 1986, as amended, and regulations thereunder (the “Code”).]

Notwithstanding anything in the Plan to the contrary, this Agreement and the Options granted hereunder shall be null and void and of no further force and effect unless and until the Employee shall have accepted and acknowledged this Agreement within thirty (30) days after the Grant Date by following the then-current procedures implemented by the Company’s administrator for the Plan (the “Administrator”), as such Administrator and procedures are designated by the Company in its sole and absolute discretion for any reason or no reason from time to time.

[Employee understands, acknowledges, agrees and hereby stipulates that to the extent that the aggregate fair market value (as determined by the Company in its sole and absolute discretion for any reason or no reason at any time and from time to time as of the time the Option was granted) of the Common Shares with respect to which all ISOs are exercisable for the first time by Employee during any calendar year exceeds one-hundred thousand dollars ($100,000), in accordance with Section 422(d) of the Code, such options shall be treated as options that do not qualify as ISOs.]

2.                                      Duration and Exercisability

(a)           Subject to the terms and conditions set forth in this Agreement and the

Plan,  the Option shall vest and may be exercised by Employee in cumulative installments on the following vesting dates as follows:                   ]

(b)           Except as permitted pursuant to the Plan, (i) during the lifetime of Employee, the Option shall be exercisable only by Employee or, if permissible under applicable law, by Employee’s guardian or legal representative, (ii) the Option shall not be assignable or transferable by Employee, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act, or the rules promulgated thereunder, and (iii) the Option may not be sold, assigned, transferred or otherwise disposed of, or pledged, alienated, attached, hypothecated, or otherwise encumbered in any manner (whether by operation of law or otherwise), and will not be subject to execution, attachment or other process. Any purported sale, assignment, transfer, pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any of its subsidiaries. Any sale,  assignment, transfer, pledge, hypothecation, or other disposition of the Option or any attempt to make any such levy of execution, attachment or other encumbrance will cause the Option to terminate immediately, unless the Board of Directors of the Company (the “Board”), the Executive Compensation Committee of the Board (the “Committee”) or the General Counsel of the Company, in their sole and absolute discretion for any reason or no reason at any time and from time to time, specifically waives applicability of this provision.

(c)           Notwithstanding any other provisions in this Agreement, the Option shall expire, and shall cease to be exercisable, ten (10) years after the Grant Date (the “Expiration Date”).

(d)            The Company assumes no responsibility for individual income taxes, penalties or interest related to the grant, vesting, adjustment or exercise of the Option or any subsequent disposition of Common Shares. [Additionally, the Company assumes no responsibility in the event that the Option, or the tax treatment related thereto, is ultimately other than the tax treatment afforded for ISOs, whether such other treatment is the result of changes in the tax laws, a disqualifying disposition by Employee, or for any other reason.] Employee should consult with Employee’s personal tax advisor regarding the tax ramifications, if any, which result from the grant, vesting, adjustment or exercise of the Option, and any subsequent disposition of Common Shares. If, in the Company’s sole and absolute discretion for any reason or no reason at any time and from time to time, it is necessary or appropriate to collect or withhold federal, state or local taxes in connection with the grant, vesting, adjustment or exercise of any portion of the Option and/or any subsequent disposition of Common Shares, the Company shall be entitled to require the payment of such amounts as a condition to exercise. Prior to any relevant taxable or tax withholding event, as applicable, Employee shall pay or make arrangements satisfactory to the Company to satisfy all withholding obligations. In furtherance and without limiting the generality of the foregoing, Employee (on its own behalf and on behalf of each and every other proper party as described in Section 2(b) and/or Section 3(c) of this Agreement) hereby authorizes the Company, in its sole and absolute discretion for any reason or no reason at any time and from time to time (including without limitation, pursuant to the then-current procedures implemented by the Administrator, as such Administrator and procedures are designated by the Company in its sole and absolute discretion for any reason or no reason at any time and from time to time), to satisfy all withholding and all other obligations with regard to any individual income taxes, penalties or interest related to the grant, vesting, adjustment or exercise of the Option and/or any subsequent disposition of Common Shares by one or a combination of the following:

i.                                          withholding from any wages or other cash compensation payable to Employee by the Company;

ii.                                       withholding Common Shares that are otherwise issuable upon exercise of the Option;

iii.                                    arranging for the sale of Common Shares that are otherwise issuable upon exercise of the Option, including, without limitation, selling Common Shares as part of a block trade with other employees under the Plan or otherwise; and/or

iv.                                   withholding from the proceeds of the sale of Common Shares issued upon exercise of the Option.

(e)           In considering the exercise of the Option, Employee understands, acknowledges, agrees and hereby stipulates that he or she should use the same independent investment judgment that Employee would use in making other investments in corporate securities. Among other things, stock prices will fluctuate over any reasonable period of time and the price of the Common Shares may go down as well as up. No guarantees are made as to the future prospects of the Company or the Common Shares, or that any market for sale of the Common Shares will exist in the future. No representations are made by the Company except as may be contained in any active registration statement on file with the SEC relating to the Plan at the time of the applicable exercise of the Option.

3.                                      Effect of Termination of Employment; Death or Disability; Demotion

(a)           In the event that Employee shall cease to be employed by the Company or its direct or indirect subsidiaries, if any, for any reason other than Employee’s serious misconduct or violation of the covenants set forth in Section 5 of this Agreement (as described in Section 3(b) of this Agreement) or Employee’s death or disability (as described in Section 3(c) of this Agreement) , Employee shall have the right to exercise the Option at any time within one (1) month after such cessation of employment, but only to the extent of the full number of vested Common Shares that Employee was entitled to exercise under the Option on the date of such cessation of employment, subject to the condition that any portion of the Option not exercised within that period shall terminate and cannot be exercised following expiration of that period, and that no portion of the Option shall be exercisable (whether vested or unvested) after the Expiration Date. Retirement, whether or not pursuant to any retirement or pension plan of the Company, shall be deemed to be a cessation of employment for all purposes of this Agreement.  The termination of the Option by reason of any such cessation of employment shall be without prejudice to any right or remedy which the Company may have against the holder.

(b)           In the event that Employee shall cease to be employed by the Company or its direct or indirect subsidiaries, if any, by reason of Employee’s serious misconduct during the course of employment, including without limitation wrongful appropriation of the Company’s funds, theft of Company property or other reasons as determined by the Company, or in the event that Employee violates the covenants set forth in Section 5 of this Agreement, the entire Option (both vested and unvested) shall be deemed to have terminated and cannot be exercised, as of the date of the misconduct or violation. The termination of the Option by reason of such cessation of employment shall be without prejudice to any right or remedy which the Company may have against the holder.

(c)           In the event that Employee shall die while in the employ of the Company or its direct or indirect subsidiaries, if any, or within one (1) month after cessation of employment for any reason other than serious misconduct or violation of the covenants set forth in Section 5 of this Agreement (as described in Section 3(b) of this Agreement), or if employment is terminated because Employee has become disabled (within the meaning of Section 22(e)(3) of the Code, and regulations thereunder) while in the employ of the Company or its direct or indirect subsidiaries, if any, and Employee shall not have exercised the Option to the extent of the full number of vested Common Shares that Employee was entitled to exercise under the Option as of the date of such death, or the date of cessation of employment for such disability, then such Option may be exercised at any time within twelve (12) months after Employee’s death or the date of cessation of employment for disability by Employee or the personal representatives or administrators, executor or guardians of Employee, as applicable, or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, but only to the extent of the full number of vested Common Shares that Employee was entitled to exercise under the Option on the date of such death, or the date of cessation of employment for such disability, subject to the condition that any portion of the Option not exercised within that period shall terminate and cannot be exercised following expiration of that period, and that no portion of the Option shall be exercisable (whether vested or unvested) after the Expiration Date. The termination of the Option by reason of death or any such cessation of employment shall be without prejudice to any right or remedy which the Company may have against the holder.

(d)           In the event that Employee is demoted (but remains employed) by the Company or its direct and indirect subsidiaries, if any, from Employee’s current level (e.g., chairman, chief executive officer, president, executive vice president, senior vice president, vice president, director, manager, or other level held by Employee on the date of this Agreement), (i) the Option shall continue in force, unless otherwise terminated, but only to the extent of the full number of vested Common Shares that Employee was entitled to exercise under the Option on the date of such demotion (the “Remaining Vested Options Following Demotion”), subject to the condition that any portion of the Option not vested or otherwise not exercisable as of the date of such demotion shall be deemed to have terminated and cannot be exercised as of the date of demotion, and that no portion of the Option shall be exercisable (whether vested or unvested) after the Expiration Date; and (ii) this Agreement, including without limitation the covenants set forth in Section 5 of this Agreement, shall otherwise continue in force, unless otherwise terminated.  The termination of the Option by reason of such demotion shall be without prejudice to any right or remedy which the Company may have against the holder.

4.                                      Manner of Exercise

(a)           The Option can be exercised only by Employee or other proper party as described in Section 2(b), Section 3(c) and/or Section 4(c) of this Agreement, in whole Common Shares, by following, prior to the Expiration Date, the then-current procedures implemented by the Administrator, as such Administrator and procedures are designated by the Company in its sole and absolute discretion for any reason or no reason at any time and from time to time. The instruction to exercise the Option must be made by a person entitled to exercise the Option and shall (i) include, among other things, the number of Common Shares as to which the Option is being exercised, (ii) contain a representation and agreement as to Employee’s investment intent with respect to the Common Shares in a form satisfactory to the Company’s General Counsel (unless a Prospectus meeting applicable requirements of the Securities Act of 1933, as amended, is in effect for the Common Shares being purchased pursuant to exercise of the Option), and (iii) be accompanied by payment in full of the Option Price for all Common Shares designated in the instruction. The instruction to exercise shall be sent as set forth in Section 7(n) of this Agreement.

(b)           Except as otherwise specified by the then-current procedures implemented by the Administrator or as otherwise specified in Section 4(c) of this Agreement, Employee shall pay the Option Price for the Common Shares purchased in cash or by certified or bank cashier’s check.

(c)           If, upon the close of trading on the NASDAQ Stock Market (or, in the event that the Common Shares are no longer listed and traded on the NASDAQ Stock Market, such other stock exchange on which the Common Shares are then listed and traded) (the “Market Close”) on the Expiration Date (or the last trading day prior to the Expiration Date (if the Expiration Date is not a trading day)) (the “Expiration Exercise Date”), all or any portion of the Option is vested and exercisable, then the Option (or vested and exercisable portion thereof) shall be automatically exercised upon the Market Close on the Expiration Exercise Date without any further action by Employee (or any other proper party as described in Section 2(b) and/or Section 3(c) of this Agreement) pursuant to the applicable then-current procedures implemented by the Administrator (the “Expiration Exercise Procedures”), as such Administrator and Expiration Exercise Procedures are designated by the Company in its sole and absolute discretion for any reason or no reason at any time and from time to time.

Pursuant to the Expiration Exercise Procedures in effect as of the date of this Agreement: (i) the following costs and expenses will be satisfied by withholding otherwise deliverable Common Shares to be issued upon the automatic exercise of the Option: (A) the Option Price for the full number of vested Common Shares that are automatically exercised under the Option pursuant to this Section 4(c); (B) the Administrator’s fees and commissions, if any; (C) other brokerage fees and commissions, if any; and (D) all withholding and all other obligations with regard to any individual income taxes (which Employee understands, acknowledges, agrees and hereby stipulates may be withheld at the highest then-current tax rate), penalties or interest related to the grant, vesting, adjustment or exercise of the Option and/or any subsequent disposition of Common Shares in connection with the Expiration Exercise Procedures or otherwise; and (ii) the number of whole Common Shares, if any, remaining after completion of all withholding as described in subsection (i) of these Expiration Exercise Procedures shall be issued to Employee. Without limitation of the generality of Section 2(d) of this Agreement, in the event that the amounts withheld pursuant to the Expiration Exercise Procedures are insufficient to satisfy Employee’s actual individual income tax, penalty and/or interest obligations, Employee understands, acknowledges, agrees and hereby stipulates that Employee, and not the Company, shall be solely responsible and liable for payment of any deficiencies. Only an Option that is “in-the-money” at Market Close on the Expiration Exercise Date shall be automatically exercised pursuant to this Section 4(c). An Option shall be considered “in-the-money” for purposes of this Section 4(c) if the fair market value of a Common Share upon the Market Close on the Expiration Exercise Date is at least one percent (1%) greater than the Option Price. Furthermore, and without limitation of the generality of the preceding sentence, any exercise of the Option that would result in the issuance of less than one (1) whole Common Share to Employee pursuant to the Expiration Exercise Procedures shall not be automatically exercised pursuant to this Section 4(c). Employee (on its own behalf and on behalf of each and every other proper party as described in Section 2(b) and/or Section 3(c) of this Agreement) hereby expressly authorizes and agrees to the automatic exercise of the Option as provided in this Section 4(c) (and shall be deemed to have given all instructions and representations required under Section 4(a) of this Agreement in connection with the automatic exercise of the Option as provided in this Section 4(c)), and neither the approval of the Administrator, nor the consent of Employee (or any other proper party as described in Section 2(b) and/or Section 3(c) of this Agreement) shall be required at the time of the automatic exercise of the Option pursuant to this Section 4(c). For the avoidance of doubt, Employee may exercise any vested and exercisable portion of the Option prior to Market Close on the Expiration Exercise Date. Employee understands, acknowledges,  agrees and hereby stipulates that the automatic exercise procedure pursuant to this Section 4(c) is provided solely as a convenience to Employee as protection against Employee’s inadvertent failure to exercise all or any portion of an “in-the-money” Option that is vested and exercisable before such Option expires under this Agreement. Because any exercise of all or any portion of the Option is solely Employee’s responsibility, Employee hereby waives and releases and agrees to indemnify and hold the Company harmless from and against any and all claims of any kind whatsoever against the Company and/or any other party (including without limitation, the Administrator and the Company’s employees and agents) arising out of or relating to the automatic exercise procedure pursuant to this Section 4(c) (or any failure thereof), including without limitation any resulting individual income tax, penalty and/or interest liability and/or any other liability if the automatic exercise of the Option does occur, or does not occur for any reason or no reason whatsoever and/or the Option actually expires.

(d)           Unless notified by the Company or the Administrator to the contrary, the Common Shares issuable on exercise of the Option shall be deemed issued on the date specified by the Company within five (5) business days following the date that the General Counsel for the Company determines that all requisite events to issuance of the Common Shares have been properly completed. The Company shall have no obligation to issue the Common Shares until it has confirmed to its satisfaction that all events requisite for the issuance have been accomplished. Any notice of exercise shall be void and of no effect if all requisite events have not been accomplished.

(e)           The certificate or certificates for the Common Shares, if any, as to which the Option shall be exercised may be registered only in the name of Employee (or if Employee so requests in the notice of exercise, jointly in the name of Employee and with a member of Employee’s family, with the right of survivorship, or in the event of the death of Employee, in the name of such survivor of Employee as the person with the right to exercise shall designate).

5.                                      Covenant Not to Compete; Non-Solicitation; Protection of Confidential Information and Trade Secrets

(a)           Employee shall serve the Company and its direct and indirect subsidiaries (collectively, the “Company” for purposes of this Section 5), loyally and in good faith and use Employee’s best efforts to promote the Company’s interests. Employee hereby agrees not to compete with the Company, not to solicit employees of the Company, not to solicit customers of the Company, and agrees to protect from disclosure Confidential

Information and Trade Secrets (as defined in Section 5(f) of this Agreement), pursuant to the terms and conditions hereinafter set forth.

(e)           Non-Disclosure of Confidential Information and Trade Secrets. Employee further agrees to hold in a fiduciary capacity for the benefit of the Company all proprietary and confidential information, knowledge, ideas and data, including, without limitation, customer lists and the Company’s trade secrets, products, processes and programs (“Confidential Information and Trade Secrets”), relating in any way to the present or future business or activities of the Company for as long as such Confidential Information and Trade Secrets remain confidential. Such Confidential Information and Trade Secrets include but are not limited to: (i) the Company’s financial and business information, such as capital structure, operating results, strategies and plans for future business, pending projects and proposals and potential acquisitions or divestitures; (ii) product and technical information, such as product formulations, new and innovative product ideas, proprietary credit scoring models and approaches, credit policies, new business developments, plans, designs, compilation methods, processes, procedures, program devices, data processing programs, software, software codes, hardware, firmware and research and development products; (iii) marketing information, such as new marketing ideas, mailing lists, the identity of the Company’s customers and prospects, their names and addresses and sales and marketing plans; (iv) information about the Company’s third-party agreements and any confidential or protected information disclosed to the Company by a third-party; (v) the Company’s suppliers, partners, customers and prospect lists; and (vi) personnel information, such as the identity of the Company’s other employees, their salaries,  bonuses, benefits, skills, qualifications and abilities. For the avoidance of doubt and notwithstanding the foregoing, the term “trade secrets” shall mean items of Confidential Information and Trade Secrets that meet the requirements of the Uniform Trade Secrets Act, as adopted in the state of Colorado and as amended from time to time. All such Confidential Information and Trade Secrets, together with all copies thereof and notes and other references thereto, shall remain the sole property of the Company. This obligation of confidentiality is intended to supplement, and is not intended to supersede or limit, the obligations of confidentiality Employee has to the Company by agreement, law or otherwise.

(f)            Tolling. Employee further agrees that, while the duration of the covenants contained in this Section 5 will be determined generally in accordance with the terms of each respective covenant, if Employee violates or threatens to violate any of those covenants, Employee agrees to an extension of the duration of such covenant on the same terms and conditions for an additional period of time equal to the time that elapses from the commencement of such violation or threat of violation to the later: of (i) the termination of such violation or threat of violation; or (ii) the final non-appealable resolution of any litigation or other legal proceeding stemming from such violation.

(g)           No Waiver. In addition to (and without limitation of) the other terms and conditions of this Agreement, the failure of the Company to insist upon strict performance of any provision of any agreement between the Company, on the one hand, and another employee, on the other hand, shall not be construed as a waiver of the Company’s right to insist upon strict performance of each and every representation, warranty, covenant, duty and obligation of Employee hereunder. In addition to (and without limitation of) the foregoing, the election of certain remedies by the Company with respect to the breach or default by another employee of any agreement between the Company, on the one hand, and such other employee, on the other hand, shall not be deemed to prejudice any rights or remedies that the Company may have at law, in equity, under contract (including without limitation this Agreement) or otherwise with respect to a similar or different breach or default hereunder by Employee (all of which are hereby expressly reserved).

(h)           Severability. Each of the covenants in this Section 5 shall be construed as separable and divisible from every other such covenant and the enforceability of any one such covenant shall not limit the enforceability, in whole or in part, of any other such covenant. In the event that a court, arbitrator or other body of competent jurisdiction holds any covenant in this Section 5 to be invalid, illegal, void or less than fully enforceable as to time, scope or otherwise, the parties agree that such covenant shall be construed by limiting and reducing it to the minimum extent necessary to render such covenant valid, legal and enforceable while preserving the enforceability of such covenant to the greatest extent permissible against Employee; the remaining covenants of this Section 5 shall not be affected by such alteration, and shall remain in full force and effect.

6.                                      Dispute Resolution; Arbitration

(a)           Employee and the Company agree that any claim, controversy and/or dispute between them, arising out of, relating to, or in connection with: (i) Employee’s application for employment, employment and/or termination of employment (collectively “Employment-Related Disputes”); and/or (ii) this Agreement (“Option Disputes”), whenever and wherever brought, shall be resolved by arbitration. Employee agrees that this agreement to arbitrate is governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq., and is fully enforceable. For purposes of this Section 6, the Company shall be defined to include its direct and indirect subsidiaries, and the employees, shareholders, officers and directors of all of the foregoing entities.

(b)                                 For Employment-Related Disputes:

(i)                                     the Company agrees to pay all of the arbitrator’s and arbitration fees and expenses until otherwise ordered by the arbitrator, except that the Company shall not be responsible for Employee’s legal fees and costs, unless awarded to Employee by the arbitrator;

(ii)                                  the arbitration shall be governed by the substantive law of the State of Colorado, without giving effect to choice of law principles;

(iii)                               a single arbitrator engaged in the practice of employment law from the American Arbitration Association (“AAA”) shall conduct the arbitration of Employment-Related Disputes pursuant to the AAA’s Employment Arbitration Rules and Procedures of 2009, without incorporation of AAA’s Mediation Rules and Supplemental Rules for Class Arbitration, which the parties hereby expressly disclaim (the “Rules”), which may be found at http://www.adr.org;

(iv)                              the arbitrator shall have the authority to hear and decide dispositive motions in the context of such arbitration, under the guidelines and legal standards set forth in C.R.C.P. 12 and 56;

(v)                                 regardless of what the Rules state, all arbitration proceedings, including without limitation hearings, discovery, settlements and awards shall be confidential and the arbitration and any hearings shall be held in the City and County of Denver, Colorado; and

(vi)                              the arbitrator’s decision shall be final and binding, and judgment upon the arbitrator’s decision and/or award may be entered in any court of competent jurisdiction.

(c)                                  For Option Disputes:

(i)                                     the Company agrees to pay all of the arbitrator’s and arbitration fees and expenses until otherwise ordered by the arbitrator, except that the Company shall not be responsible for Employee’s legal fees and costs, unless awarded to Employee by the arbitrator;

(ii)                                  the arbitration shall be governed by the substantive law of the State of Colorado, without giving effect to choice of law principles;

(iii)                               a single arbitrator engaged in the practice of commercial law from the AAA shall conduct the arbitration of Option Disputes under the then-current AAA Commercial Dispute Resolution Procedures (“Procedures”), without incorporation of the Rules, which may be found at http://www.adr.org;

(iv)                              the arbitrator shall have the authority to hear and decide dispositive motions in the context of such arbitration, under the guidelines and legal standards set forth in C.R.C.P. 12 and 56;

(v)                                 regardless of what the Rules state, all arbitration proceedings, including without limitation hearings, discovery, settlements and awards shall be confidential and the arbitration and any hearings shall be held in the City and County of Denver, Colorado; and

(vi)                              the arbitrator’s decision shall be final and binding, and judgment upon the arbitrator’s decision and/or award may be entered in any court of competent jurisdiction.

(d)           Notwithstanding the foregoing, this agreement to arbitrate all Employment-Related Disputes and/or Option Disputes shall not apply to Employee claims for statutory unemployment compensation benefits, statutory worker’s compensation benefits, charges filed with the National Labor Relations Board alleging violations of the National Labor Relations Act, and claims for benefits from a Company- sponsored “employee benefit plan,” as that term is defined in 29 U.S.C. §1002(3).

(e)           Notwithstanding the foregoing, the Company shall have the right to seek any temporary restraining orders and/or preliminary and/or permanent injunctions in a court of competent jurisdiction based on the Company’s claims that Employee is violating the Company’s rights, and/or breaching Employee’s duties and/or obligations, under this Agreement or under any other agreement, at law or in equity regarding: (i) non-competition agreements or obligations; (ii) non-solicitation agreements or obligations; (iii) intellectual property, including without limitation copyrights, patent rights, trade secrets and/or know-how; and/or (iv) confidential information. Employee agrees that the state and federal courts located in the City and County of Denver, Colorado shall have exclusive subject matter and personal jurisdiction to hear and decide any such action, and that any such court action shall be governed by the substantive law of the State of Colorado, without giving effect to choice of law principles. Employee irrevocably waives, to the fullest extent permitted by law, any and all objections which he or she may now or hereafter have to the venue of any such proceeding brought in any such court, including, without limitation, any claim that such proceeding has been brought in an inconvenient forum.

(f)            The prevailing party in any arbitration or court proceeding contemplated by this Section 6 shall be entitled to its, his, or her reasonable attorneys’ fees and to reimbursement of costs of arbitrator’s fees and reasonable arbitration expenses. Nothing in this Agreement shall require Employee to reimburse the Company for its attorneys’ fees and costs, including arbitration fees and costs, incurred when the Company prevails in defense of any statutory claim of unlawful discrimination, unless said claim brought by Employee is frivolous, unreasonable or without foundation, or Employee continues to prosecute a claim after the claim became frivolous, unreasonable or without foundation. In the event either party hereto files a judicial or administrative action asserting claims subject to this arbitration provision, and the other party successfully stays such action and/or compels arbitration of the claims made in such an action, the party filing the administrative or judicial action shall pay the other party’s attorneys’ fees and costs incurred in obtaining a stay and/or compelling arbitration.

(g)           Each of the provisions of this Section 6 shall be construed as separable and divisible from every other such provision and the enforceability of any one such provision shall not limit the enforceability, in whole or in part, of any other such provision. In the event that a court, arbitrator or other body of competent jurisdiction holds any provision of this Section 6 to be invalid, illegal, void or less than fully enforceable as to time, scope or otherwise, the parties agree that such provision shall be construed by limiting and reducing it to the minimum extent necessary to render such provision valid, legal and enforceable while preserving the enforceability of such provision to the greatest extent permissible; the remaining provisions of this Section 6 shall not be affected by such alteration, and shall remain in full force and effect.

(h)           This Agreement supersedes and renders void any prior agreement(s) to arbitrate between Employee and the Company with respect to the subject matter of this agreement to arbitrate, and there are no agreements, verbal or written or otherwise, between the parties hereto regarding arbitration of Employment-Related Disputes or Option Disputes other than as expressly set forth in this Agreement.  In the event of any conflict or inconsistency between any AAA rules and/or procedures and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.

(i)            THE RIGHT TO A TRIAL, TO A TRIAL BY JURY, AND TO COMMON LAW CLAIMS FOR PUNITIVE AND/OR EXEMPLARY DAMAGES ARE OF VALUE AND ARE WAIVED PURSUANT TO THIS AGREEMENT. Other than potential rights to a trial, a jury trial, and common law claims for punitive and/or exemplary damages, nothing in this agreement to arbitrate limits any statutory remedy to which Employee may be entitled under law.

(j)            The parties acknowledge that this agreement to arbitrate shall not alter the at-will nature of their employment relationship MEANING THAT YOU MAY TERMINATE YOUR EMPLOYMENT WITH THE COMPANY AND ITS DIRECT AND INDIRECT SUBSIDIARIES AT ANY TIME WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE, AND THE COMPANY AND ITS DIRECT AND INDIRECT SUBSIDIARIES RESERVE THE SAME RIGHTS TO TERMINATE YOUR EMPLOYMENT AND/OR DEMOTE YOU.

7.                                      Miscellaneous

(a)           Option Subject to the Plan. The Option is issued pursuant to the Plan and is subject to its terms and conditions. The terms and conditions of the Plan are available for inspection during normal business hours at the principal offices of the Company. The Committee has final authority to decide, interpret, determine and calculate any and all aspects of the Plan in its sole and absolute discretion for any reason or no reason at any time and from time to time.

(b)           No Right to Continued Employment; No Rights as Shareholder. This Agreement shall not confer upon Employee any right with respect to continuance of employment with the Company or any of its direct or indirect subsidiaries, nor will it interfere in any way with the right of the Company and its direct and indirect subsidiaries to terminate such employment or to demote Employee for any reason or no reason at any time and from time to time. Employee shall have none of the rights of a shareholder with respect to Common Shares subject to the Option until such Common Shares shall have been issued to Employee upon valid exercise of the Option in accordance with this Agreement and the Plan (as evidenced by the records of the transfer agent of the Company).

(c)           Changes in Capital Structure. If there shall be any change in the Common Shares of the Company through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure of the Company, then appropriate adjustments may be made by the Company, as determined in the sole and absolute discretion of the Committee for any reason or no reason at any time and from time to time, to all or any portion of the Option that shall then not yet be vested and exercised and not yet expired in order to prevent dilution or enlargement of Employee’s rights under the Option. Such adjustments may include, where appropriate, changes in the number of shares of Common Shares and the price per share subject to the outstanding Option. Notwithstanding the foregoing, no action that would modify the treatment of the Option under the Code shall be effective unless agreed to in writing by both parties.

(d)           Assigns and Successors. This Agreement shall inure to the benefit of the Company’s assigns and successors.

(e)           Compliance with Law; Legal Requirements. The Company shall at all times during the term of the Option reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of this Agreement. The exercise of all or any part of the Option shall only be effective at such time that the issuance and sale of Common Shares pursuant to such exercise will not violate any federal or state securities or other laws. The Company may suspend Employee’s right to exercise the Option and shall not deliver the Common Shares of the Company underlying the Option unless it is satisfied in its judgment that the issuance and sale of Common Shares will not violate any of the provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any rules or regulations of the SEC promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts, laws and rules. Employee understands that the Company is under no obligation to register or qualify the Common Shares with the SEC, any state securities commission or any stock exchange to effect such compliance and that Employee will have no recourse to or claim against the Company if the Company determines pursuant to this Section 7 that it is unable to deliver the Common Shares upon exercise of the Option. Regardless of whether the offering and sale of the Common Shares have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company in its sole and absolute discretion for any reason or no reason at any time and from time to time may impose restrictions upon the sale, pledge or other transfer of such Common Shares (including the placement of appropriate legends on certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the Exchange Act, the securities laws of any state or any other law.

(f)            Notice of Disposal of Common Shares; Withholding. If Employee shall dispose of any of the Common Shares of the Company acquired by Employee pursuant to the exercise of the Option within two (2) years from the date the Option was granted or within one (1) year after the transfer of any such shares to Employee upon exercise of the Option, then, in order to provide the Company with the opportunity to claim the benefit of any income tax deduction (if any) which may be available to it under the circumstances, Employee shall promptly notify the Company of the dates of acquisition and disposition of such shares, the number of shares so disposed of, and the consideration, if any, received for such shares. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure: (i) notice to the Company of any disposition of the Common Shares of the Company within the time periods described above; and (ii) that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Employee.

(g)           No Rights as Shareholder; Confidential Treatment of Option. The holder of the Option will not have any right to dividends or any other rights of a shareholder with respect to the Common Shares subject to the Option until such Common Shares shall have been issued to Employee, upon the valid exercise of the Option and the consummation of the purchase of such Common Shares (as evidenced by the records of the transfer agent of the Company). Employee agrees to treat with confidentiality the existence, terms and conditions of the Option, and agrees that failure to do so may result in immediate termination of the Option.

(h)           Obligations Unaffected. Except as expressly set forth to the contrary in Section 6(e) and 6(h) of this Agreement, the obligations of Employee under this Agreement shall be independent of, and unaffected by, and shall not affect, other agreements, if any, binding Employee which apply to Employee’s business activities during and/or subsequent to Employee’s employment by the Company.

(i)            Survival. Any provision of this Agreement which logically would be expected to survive termination or expiration, shall survive for a reasonable time period under the circumstances, whether or not specifically provided in this Agreement. Except as set forth to the contrary in Sections 3(d) and 5(a)(iv) of this Agreement, the obligations under this Agreement also shall survive any changes made in the future to the employment terms and conditions of Employee, including without limitation changes in salary, benefits, bonus plans, job title and job responsibilities.

(j)            Complete Agreement; No Waiver. This Agreement sets forth the entire, final and complete understanding between the parties hereto relevant to the subject matter of this Agreement, and it supersedes and replaces all previous understandings or agreements, written, oral, or implied, relevant to the subject matter of this Agreement made or existing before the date of this Agreement. Except as expressly provided by this Agreement, no waiver or modification of any of the terms or conditions of this Agreement shall be effective unless in writing and signed by both parties. The failure of any party to insist upon strict performance of any provision of this Agreement shall not be construed as a waiver of any subsequent breach of the same or similar nature.

(k)           Severability. Each provision of this Agreement shall be construed as separable and divisible from every other provision and the enforceability of any one provision shall not limit the enforceability, in whole or in part, of any other provision. Except as otherwise set forth in Section 5(g) of this Agreement, in the event that a court, arbitrator or other body of competent jurisdiction holds any provision of this Agreement to be invalid, illegal, void or less than fully enforceable as to time, scope or otherwise, the parties agree that such provision shall be construed by limiting and reducing it to the minimum extent necessary to render such provision valid, legal and enforceable while preserving to the greatest extent permissible the original intent of the Parties; the remaining terms and conditions of this Agreement shall not be affected by such alteration, and shall remain in full force and effect.

(l)            Summary Information. In the event that the Company provides Employee (or anyone acting on behalf of Employee) with summary or other information concerning, including or otherwise relating to Employee’s rights or benefits under this Agreement (including without limitation the Option, and any vesting thereof), such summary or other information shall in all cases be qualified in its entirety by this Agreement and the Plan, and, unless it explicitly states otherwise and is signed by an officer of the Company, shall not constitute an amendment or other modification hereto.

(m)                             Employee Acknowledgements

(i)            Employee understands, acknowledges, agrees and hereby stipulates that he or she is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else.

(ii)           Employee understands, acknowledges, agrees and hereby stipulates that he or she has carefully read, considered and understands all of the provisions of this Agreement and the Company’s policies reflected in this Agreement.

(iii)          Employee understands, acknowledges, agrees and hereby stipulates that he or she has asked any questions needed for him or her to understand the terms, consequences and binding effect of this Agreement and Employee fully understands them, including that he or she is waiving the right to a trial, a trial by jury, and common law claims for punitive and/or exemplary damages.

(iv)          Employee understands, acknowledges, agrees and hereby stipulates that he or she was provided an opportunity to seek the advice of an attorney of his or her choice before signing this Agreement.

(v)           Employee understands, acknowledges, agrees and hereby stipulates that the obligations and restrictions set forth in this Agreement are consistent with Employee’s right to sell his or her labor, the public’s interest in unimpeded trade, are fair and reasonable, and are no broader than are reasonably required to protect the Company’s interests.

(vi)          Employee understands, acknowledges, agrees and hereby stipulates that it is the Company’s policy to seek legal recourse to the fullest extent possible for breach of this Agreement. Employee understands that nothing in this Agreement shall be construed to prohibit the Company from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from Employee. Employee further agrees that, if he or she violates or threatens to violate this Agreement, it would be difficult to determine the damages and lost profits which the Company would suffer as a result of such breach including, but not limited to, losses attributable to lost or misappropriated Confidential Information and Trade Secrets and losses stemming from violations of the non-disclosure, non-compete and non-solicitation obligations set forth above. Accordingly, Employee agrees that if he or she violates or threatens to violate this Agreement, then the Company shall be entitled to an order for injunctive relief and/or for specific performance, or their equivalent, in addition to money damages and any other remedies otherwise available to it at law or equity. Such injunctive relief includes but is not limited to requirements that Employee take action or refrain from taking action to avoid competing with the Company, to avoid soliciting the Company’s employees or customers, to preserve the secrecy of Confidential Information and Trade Secrets, to avoid conflicts of interest and to protect the Company from irreparable harm. Employee expressly agrees that the Company does not need to post a bond to obtain an injunction and Employee waives the right to require such a bond.

(n)           Notice. All notices to the Company shall be addressed to: EchoStar Corporation, 100 Inverness Terrace East, Englewood, Colorado, 80112, Attn: Corporate Secretary, or to such other address or person as the Company may notify Employee from time to time. All notices to Employee or other person or persons then entitled to exercise the Option shall be addressed to Employee or such other person(s) at Employee’s address on file with the Company, or to such other address as Employee or such person(s) may notify the Company or its administrator for the Option in writing from time to time.

Upon Employee’s acceptance of the terms and conditions set forth in this Agreement through the electronic grant process available through the Administrator, this Agreement shall become effective between the parties as of the date first written above.

ECHOSTAR CORPORATION

EMPLOYEE — [Participant Name]
Accepted on [Acceptance Date]

2008 STOCK INCENTIVE PLAN

Explanation of Beneficiary Designation

The 2008 Stock Incentive Plan provides that although an option is exercisable during the optionee’s lifetime only by him or her, an option may be exercised after the death of any optionee (if the option was vested and not otherwise terminated or exercised in full prior to such death) by the person whom the optionee shall have designated as beneficiary or, if no designation has been made, by the person to whom the optionee’s rights shall have passed by will or the laws of descent and distribution. (Note: An option is not otherwise assignable or transferable.)

The right to designate beneficiaries could provide certain advantages including avoidance of probate (and attendant costs) with respect to an option. Since the individual circumstances of each optionee differ, however, and since the Company cannot warrant the validity or effect of such a designation of beneficiary, it is recommended that you consult your personal tax or other advisor(s) before making any decision, particularly if you propose to designate a trust as beneficiary.

If more than one beneficiary is named, the beneficiaries shall share equally in the rights unless otherwise stated above. Please designate a beneficiary or beneficiaries by following the procedures specified by the Administrator, as such Administrator and procedures are designated by the Company in its sole and absolute discretion for any reason or no reason at any time and from time to time. Please note that your decision thereon will apply only to the Common Shares evidenced by the accompanying Agreement and only until you exercise the Option with respect to those Common Shares. It does not apply to any future option since a separate election is made with each option that may be granted; nor will it apply to any Common Shares as to which you exercise the Option. If you wish to change a beneficiary on the Option, please contact the Administrator.

Unless otherwise expressly provided, if any designated beneficiary predeceases Employee, any rights shall pass equally to the remaining designated beneficiary(ies), if any, who survive Employee, but if no designated beneficiary survives Employee, any rights shall pass to Employee’s estate. The designation herein is subject to all the terms and conditions of the Plan and all applicable laws, rules and regulations. In addition, the Company may require an indemnity and/or other assurances from the beneficiary(ies) or successor(s) in connection with the exercise of any rights by such beneficiary(ies) or successor(s) under the Option.

Capitalized terms not otherwise defined in this Explanation of Beneficiary Designation shall have the meaning given to such terms in the accompanying Agreement.